UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

21355 Ridgetop Circle, Dulles, VA	20166
(Address of Principal Executive Offices)	(Zip Code)

(703) 948-3200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On June 27, 2011, VeriSign, Inc. (“VeriSign” or the “Company”) entered into a Registry Agreement for the .net top-level domain (the “Renewal Agreement”) with Internet Corporation for Assigned Names and Numbers (“ICANN”), pursuant to which the Company will continue to serve as the authoritative registry operator for the .net registry. The Renewal Agreement renews the .net Registry Agreement entered into by the Company and ICANN in 2005 (the “existing agreement”) on substantially the same terms through June 30, 2017.

The Renewal Agreement provides that the Company will continue as the exclusive registry of domain names within the .net generic top-level domain through June 30, 2017. The Renewal Agreement provides that it shall be renewed for later terms unless it has been finally determined by an arbitrator or court that the Company has failed to cure a fundamental and material breach of certain provisions of the Renewal Agreement and, following the decision of such arbitrator or court, the Company fails to comply with such decision. The Renewal Agreement maintains the current service levels and pricing provisions for .net domain name registrations and allows the Company to increase the price of a .net domain registration by up to ten percent in each calendar year during the term of the Renewal Agreement; provided that the Company gives six months prior notice of any price increase. The Company is required to collect a $0.75 fee on ICANN’s behalf for each .net domain registration and may also be required to collect variable registry fees on ICANN’s behalf in fiscal quarters in which ICANN does not collect a variable accreditation fee from all registrars.

As in the existing agreement, the Renewal Agreement provides that the Company may not acquire, directly or indirectly, a greater than fifteen percent ownership interest in any ICANN-accredited registrar. The Company is also required to comply with and implement temporary specifications or policies and consensus policies, as well as other provisions in the Renewal Agreement relating to handling of data and other registry operations. The Renewal Agreement also continues restrictions on ICANN’s ability to adopt temporary specifications or policies and consensus policies that can impact the operation of the .net registry and existing processes for the introduction by VeriSign of new registry services.

The Company and ICANN are also parties to the Registry Agreement for the .com top-level domain, effective March 1, 2006, pursuant to which the Company serves as the exclusive registry of domain names within the .com top-level domain.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Registry Agreement between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into as of June 27, 2011.

99.1 Text of press release of VeriSign, Inc. issued on June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: June 28, 2011	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Registry Agreement between VeriSign, Inc. and Internet Corporation for Assigned Names and Numbers, entered into as of June 27, 2011.

Exhibit 99.1	Text of press release of VeriSign, Inc. issued on June 28, 2011.

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